CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Milestone Treasury Obligations Fund and to the use of our report dated January 28, 2016 on the financial statements and financial highlights for Milestone Treasury Obligations Fund, a series of AdvisorOne Trust. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

March 18, 2016